TUCSON ELECTRIC POWER COMPANY
                           PERFORMANCE SHARE AWARD AGREEMENT

               THIS PERFORMANCE SHARE AWARD AGREEMENT (this
"AGREEMENT") is entered into by and between TUCSON ELECTRIC POWER
COMPANY, an Arizona corporation (the "Company"), and
__________________________ (the "Employee").

                                 W I T N E S S E T H

               WHEREAS, the Company has adopted and the shareholders of the Company have approved the Tucson Electric Power Company
1994 Omnibus Stock and Incentive Plan (the "Plan");

               WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee") has granted to the Employee as of July 1, 1997 (the "Award Date") an award of Performance Shares (as such term is defined in the Plan) on the terms and conditions set forth herein (the "Performance Share Award");

               WHEREAS, the Company has not yet determined whether the Performance Share Award, if it vests, will be satisfied through the issuance of new shares of its common stock, no par value ("Common Stock"), or shares of Common Stock that it acquires on the open market;

               WHEREAS, the Company and the Employee desire to evidence the Committee's grant of the Performance Share Award and provide that the Committee will, subject to the vesting provisions and other conditions and restrictions contained herein, transfer shares of its Common Stock to the Employee as soon as practical after the time established herein for such transfer and following the Company's determination as to the source of such shares;

               NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the terms and conditions set forth herein.

1. AWARD OF PERFORMANCE SHARES. The target number of Performance Shares subject to this Performance Share Award is ______________ shares (the "Target Number of Shares"). The maximum number of shares of Common Stock that may be delivered in respect of this Performance Share Award is _____________ [150% of the Target Number of Shares] shares (the "Maximum Number of Shares").

2. INCORPORATION OF GENERAL PROVISIONS. The terms, conditions and other provisions of the General Provisions Applicable to Performance Share Awards Granted Under the Tucson Electric Power Company 1994 Omnibus Stock and Incentive Plan (the "General Provisions") attached hereto are incorporated herein by this reference. The Performance Shares subject hereto shall vest and are subject to forfeiture as set forth in the General Provisions. Vested Performance Shares shall be paid in shares of Common Stock at the time and in the manner set forth in the General Provisions. The Employee's transfer, dividend and voting rights are limited as set forth in the General Provisions.

3. AMENDMENT. This Agreement and the General Provisions may only be amended in writing by an instrument signed by both parties.

4. LAWS APPLICABLE TO CONSTRUCTION. The interpretation, performance and enforcement of this Performance Share Award and this Agreement shall be governed by the laws of the State of Arizona.

5. GENERAL TERMS. This Agreement, the General Provisions, the award of Performance Shares and any payment or delivery of shares of Common Stock in respect thereof are subject to, and the Company and the Employee agree to be bound by, the provisions of the Plan. The provisions of the Plan are incorporated herein by this reference. The Employee acknowledges receiving a copy of the Plan and the General Provisions, and reading and understanding them. The Employee acknowledges receiving a copy of the Plan's Prospectus and understanding its contents. Provisions of the Plan and this Performance Share Award that grant discretionary authority to the Committee shall not create any rights in the Employee, unless such rights are expressly set forth herein.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of this ___ day of _______________, 1997.

EMPLOYEE                               TUCSON ELECTRIC POWER
                                       COMPANY, an Arizona corporation
________________________________
Signature                              By: ______________________________

________________________________           Name: ________________________
Print Name
                                       Title: ___________________________
________________________________
Address

________________________________
City, State, Zip Code

________________________________
Social Security Number

                                   CONSENT OF SPOUSE

               In consideration of the execution of the foregoing
Performance Share Award Agreement by Tucson Electric Power
Company, I, __________________________, the spouse of the
Employee therein named, do hereby join with my spouse in executing the foregoing agreement and do hereby agree to be bound by all of the terms and provisions thereof, of the General
Provisions (as such term is defined therein), and of the provisions of the Tucson Electric Power Company 1994 Omnibus
Stock and Incentive Plan.

DATED:  _______________, ____.        ___________________________________
                                       Signature of Spouse